UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2009 (September 14, 2009)
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 14, 2009, after nearly 30 years with Bob Evans Farms, Inc. (the “Company”), Donald J. Radkoski retired from his positions as the Chief Financial Officer, Treasurer and Assistant Secretary of the Company. Although Mr. Radkoski’s retirement from those positions was effective immediately, he will remain with the Company through the end of the current fiscal year to ensure an orderly transition of responsibilities. Mr. Radkoski has served as the Company’s Chief Financial Officer since 1993 and has also held the positions of restaurant accounting supervisor, general accounting supervisor and vice president of finance, among others, since joining the Company in 1980.
     Also on September 14, 2009, Tod P. Spornhauer, age 43, accepted a promotion to succeed Mr. Radkoski as the Company’s Chief Financial Officer and Treasurer. Mr. Spornhauer’s promotion was effective immediately and, in addition to serving as the Company’s Chief Financial Officer and Treasurer, Mr. Spornhauer will retain his position as the Company’s Assistant Secretary. Mr. Spornhauer has served as the Senior Vice President — Finance, Controller, Assistant Treasurer and Assistant Secretary of the Company since 2003 and has been an officer of the Company since 1999. Mr. Spornhauer will report directly to Steven A. Davis, the Chairman and Chief Executive Officer of the Company. In connection with his promotion, Mr. Spornhauer’s annual base salary increased to $300,000. Mr. Spornhauer is also now eligible to receive (i) an annual cash bonus at a target level equal to 60% of his annual base salary and (ii) compensation under the Company’s performance incentive plan at a target value equal to 105% of his annual base salary.
     On September 18, 2009, the Company issued a press release announcing these organizational changes. A copy of the press release is furnished as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(a) — (c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

99	Press Release dated September 18, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Dated: September 18, 2009	By:	/s/ Mary L. Garceau
Mary L Garceau
Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated September 18, 2009

Exhibit No.	Description

99	Press Release dated September 18, 2009

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